News Release

Contact: Steve Stuber - Investor Relations - 952-828-8461 - srstuber@wgo.net
Media Contact: Sam Jefson - Public Relations Specialist - 641-585-6803 - sjefson@wgo.net

WINNEBAGO INDUSTRIES ANNOUNCES STRONG SECOND QUARTER FISCAL 2021 RESULTS
-- Record Quarterly Revenues of $839.9 million Up 34.0% Year-Over-Year, Driven by Robust End Consumer Demand --
-- Organic RV Market Share Gains Continue, Rising to 11.5% (+90 Basis Points) on a Trailing Twelve Month Basis --
-- Second Quarter Gross Margin Expansion of 590 Basis Points to 18.6% --
-- Record Reported Diluted EPS of $2.04 Up 300.0%; Record Adjusted EPS of $2.12 Up 216.4% Over Prior Year --
-- Interest in the Outdoors Remains High as Evidenced by Elevated Order Backlogs and Retail Sales Growth --

EDEN PRAIRIE, MINNESOTA, March 24, 2021 - Winnebago Industries, Inc. (NYSE: WGO), a leading outdoor lifestyle product manufacturer, today reported financial results for the Company's second quarter of Fiscal 2021.

Second Quarter Fiscal 2021 Results
Revenues for the Fiscal 2021 second quarter ended February 27, 2021, were $839.9 million, an increase of 34.0% compared to $626.8 million for the Fiscal 2020 period. Gross profit was $156.6 million, an increase of 96.3% compared to $79.8 million for the Fiscal 2020 period. Gross profit margin increased 590 basis points in the quarter, driven by pricing, including lower discounts and allowances, operating leverage, motorhome segment productivity initiatives and favorable segment mix. Operating income was $100.0 million for the quarter, an increase of 237.3% compared to $29.6 million for the second quarter last year. Fiscal 2021 second quarter net income was $69.1 million, an increase of 300.0% compared to $17.3 million in the prior year quarter. Reported earnings per diluted share were $2.04 compared to reported earnings per diluted share of $0.51 in the same period last year. Consolidated adjusted earnings per diluted share increased 216.4% to $2.12 for the second quarter compared to adjusted earnings per diluted share of $0.67 in the same period last year. Consolidated Adjusted EBITDA was $108.0 million for the quarter, compared to $45.4 million last year, an increase of 137.7%.

President and Chief Executive Officer Michael Happe commented, “We are pleased with the outstanding market and financial results from our second quarter of fiscal 2021, as they reflect the sustained strength of our leading brand portfolio and our world-class team’s commitment to safely deliver high-quality products to our valued dealer network. Winnebago Industries’ golden threads of quality, innovation, and service consistently resonate with end consumers who continue to flock to the great outdoors in search of extraordinary experiences with family and friends and aspire to choose a premium OEM partner. We are seeing strong retail momentum heading into the prime spring season. I am especially excited and extremely grateful for our team’s ability to deliver strong profitability in the midst of a very dynamic environment – this is a testament to their resiliency, the appeal of our innovative product lines, and sustained continuous improvement efforts operationally. Looking forward, our relentless focus on building a premier outdoor lifestyle company to maximize value for our employees, consumers, dealers, and shareholders remains steadfast.”

Towable
Revenues for the Towable segment were $439.3 million for the second quarter, up 55.0% over the prior year, driven by elevated consumer demand for Grand Design and Winnebago branded products. Segment Adjusted EBITDA was $62.4 million, up 79.5% over the prior year period. Adjusted EBITDA margin of 14.2% increased 190 basis points, primarily due to pricing and operating leverage. Backlog increased to 39,855 units, an increase of 307.1% over the prior year period, as dealer inventories continue to experience a significant reduction amidst heightened levels of consumer retail demand since the summer of 2020.

Motorhome
Revenues for the Motorhome segment were $382.6 million for the second quarter, up 17.5% from the prior year, driven by continued strong demand for motorhomes, particularly Winnebago branded Class B products. Segment Adjusted EBITDA was $51.0 million, up 241.0% from the prior year. Adjusted EBITDA margin increased 870 basis points to 13.3% over the prior year, driven by pricing, operating leverage and productivity initiatives. Backlog increased to 14,974 units, an increase of 424.3% over the prior year period, as dealers have experienced sizable reductions to their inventory due to encountering extremely high levels of consumer demand since the summer of 2020.

Balance Sheet and Cash Flow
As of February 27, 2021, the Company had total outstanding debt of $520.3 million ($600.0 million of debt, net of convertible note discount of $67.5 million, and net of debt issuance costs of $12.2 million) and working capital of $544.0 million. Cash flow from operations was $66.9 million for the first six months of Fiscal 2021, a decrease of $52.2 million from the same period in Fiscal 2020, due to year-over-year changes in working capital that have been required to support increased production and the rapid growth in sales.

Quarterly Cash Dividend
On March 17, 2021, the Company’s board of directors approved a quarterly cash dividend of $0.12 per share payable on April 28, 2021, to common stockholders of record at the close of business on April 14, 2021.

Mr. Happe continued, “While we are pleased with the exceptional financial and operating results delivered for the second quarter, we are also optimistic about the positive retail and wholesale conditions for the rest of our fiscal year. Our Winnebago Industries teams are working diligently with supplier partners to deliver higher volume levels of product to the market for the foreseeable future. Strong retail demand, low field inventory, and record committed dealer orders set the table for continued robust performance, but it should be especially noted we also believe there is secular and ongoing growth in outdoor lifestyle products as consumer priorities have changed due to the pandemic. We are making well-considered capital investments across our premium brand portfolio to increase capacity to meet this elevated demand and will remain disciplined in managing future production to match healthy market behavior and economic conditions. Winnebago Industries is encouraged by the ramp-up of vaccinations in North America and continues to encourage all our stakeholders to keep their families and themselves healthy as they enjoy the outdoors. Lastly, our company is committed to building a more diverse, equitable, and inclusive culture and working to create more equitable outdoor experiences in our communities. Recent exciting announcements on new Board of Director appointments and a renewed enterprise partnership with the National Park Foundation are proof points of positive progress on this critical journey with much more work ahead to do.”

Conference Call
Winnebago Industries, Inc. will discuss Fiscal 2021 second quarter earnings results during a conference call scheduled for 9:00 a.m. Central Time today. Members of the news media, investors and the general public are invited to access a live broadcast of the conference call via the Investor Relations page of the Company's website at http://investor.wgo.net. The event will be archived and available for replay for the next 90 days.

About Winnebago Industries
Winnebago Industries, Inc. is a leading North American manufacturer of outdoor lifestyle products under the Winnebago, Grand
Design, Chris-Craft, and Newmar brands, which are used primarily in leisure travel and outdoor recreation activities. The
Company builds quality motorhomes, travel trailers, fifth wheel products and boats. Winnebago Industries has multiple facilities in Iowa, Indiana, Minnesota and Florida. The Company's common stock is listed on the New York Stock Exchange and traded under the symbol WGO. For access to Winnebago Industries' investor relations material or to add your name to an automatic email list for Company news releases, visit http://investor.wgo.net.

Forward Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. A number of factors could cause actual results to differ materially from these statements, including, but not limited to increases in interest rates, availability of credit, low consumer confidence, availability of labor, significant increase in repurchase obligations, inadequate liquidity or capital resources, availability and price of fuel, a slowdown in the economy, increased material and component costs, availability of chassis and other key component parts, sales order cancellations, slower than anticipated sales of new or existing products, new product introductions by competitors, the effect of global tensions, integration of operations relating to mergers and acquisitions activities, business interruptions, any unexpected expenses related to ERP, risks related to compliance with debt covenants and leverage ratios, and other factors. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested is contained in the Company's filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or from the Company upon request. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward looking statements contained in this release or to reflect any changes in the Company's expectations after the date of this release or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Winnebago Industries, Inc.
Condensed Consolidated Statements of Income (Unaudited)
(in thousands, except per share data)

	Three Months Ended
	February 27, 2021		February 29, 2020
Net revenues	$839,886	100.0%	$626,810	100.0%
Cost of goods sold	683,304	81.4%	547,028	87.3%
Gross profit	156,582	18.6%	79,782	12.7%
Selling, general, and administrative expenses	53,016	6.3%	42,164	6.7%
Amortization of intangible assets	3,591	0.4%	7,974	1.3%
Total operating expenses	56,607	6.7%	50,138	8.0%
Operating income	99,975	11.9%	29,644	4.7%
Interest expense	10,052	1.2%	8,651	1.4%
Non-operating income	(311)	—%	(270)	—%
Income before income taxes	90,234	10.7%	21,263	3.4%
Provision for income taxes	21,166	2.5%	3,995	0.6%
Net income	$69,068	8.2%	$17,268	2.8%
Income per common share:
Basic	$2.06		$0.51
Diluted	$2.04		$0.51
Weighted average common shares outstanding:
Basic	33,533		33,614
Diluted	33,910		33,918

	Six Months Ended
	February 27, 2021		February 29, 2020
Net revenues	$1,633,017	100.0%	$1,215,268	100.0%
Cost of goods sold	1,339,431	82.0%	1,056,873	87.0%
Gross profit	293,586	18.0%	158,395	13.0%
Selling, general, and administrative expenses	101,415	6.2%	93,269	7.7%
Amortization of intangible assets	7,181	0.4%	11,588	1.0%
Total operating expenses	108,596	6.7%	104,857	8.6%
Operating income	184,990	11.3%	53,538	4.4%
Interest expense	19,993	1.2%	14,700	1.2%
Non-operating income	(217)	—%	(386)	—%
Income before income taxes	165,214	10.1%	39,224	3.2%
Provision for taxes	38,723	2.4%	7,888	0.6%
Net income	$126,491	7.7%	$31,336	2.6%
Income per common share:
Basic	$3.77		$0.95
Diluted	$3.74		$0.95
Weighted average common shares outstanding:
Basic	33,571		32,840
Diluted	33,821		33,143
Percentages may not add due to rounding differences.

Winnebago Industries, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	February 27, 2021	August 29, 2020
Assets
Current assets:
Cash and cash equivalents	$333,015	$292,575
Receivables, net	232,349	220,798
Inventories, net	278,468	182,941
Prepaid expenses and other assets	21,146	17,296
Total current assets	864,978	713,610
Total property, plant, and equipment, net	173,609	174,945
Other assets:
Goodwill	348,058	348,058
Other intangible assets, net	397,587	404,768
Investment in life insurance	28,301	27,838
Operating lease assets	27,833	29,463
Other assets	15,429	15,018
Total assets	$1,855,795	$1,713,700

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$144,604	$132,490
Income taxes payable	—	8,840
Accrued expenses	176,399	159,060
Total current liabilities	321,003	300,390
Non-current liabilities:
Long-term debt, less current maturities	520,284	512,630
Deferred income taxes	16,528	15,608
Unrecognized tax benefits	6,207	6,511
Operating lease liabilities	25,942	27,048
Deferred compensation benefits, net of current portion	10,521	11,130
Other	12,946	12,917
Total non-current liabilities	592,428	585,844
Stockholders' equity	942,364	827,466
Total liabilities and stockholders' equity	$1,855,795	$1,713,700

Winnebago Industries, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended
(in thousands)	February 27, 2021	February 29, 2020
Operating activities:
Net income	$126,491	$31,336
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	8,559	7,720
Amortization of intangibles	7,181	11,588
Non-cash interest expense, net	6,769	4,182
Amortization of debt issuance costs	1,229	1,457
Last in, first-out expense	552	664
Stock-based compensation	6,981	3,640
Deferred income taxes	914	576
Other, net	(3,460)	252
Change in assets and liabilities:
Receivables	(11,547)	11,734
Inventories	(96,079)	45,275
Prepaid expenses and other assets	2,321	(4,081)
Accounts payable	12,487	4,688
Income taxes and unrecognized tax benefits	(10,698)	(966)
Accrued expenses and other liabilities	15,222	1,099
Net cash provided by operating activities	66,922	119,164

Investing activities:
Purchases of property and equipment	(14,920)	(19,057)
Acquisition of business, net of cash acquired	—	(264,280)
Proceeds from sale of property	7,778	—
Other, net	(223)	179
Net cash used in investing activities	(7,365)	(283,158)

Financing activities:
Borrowings on long-term debt	1,647,764	1,412,294
Repayments on long-term debt	(1,647,764)	(1,115,044)
Purchase of convertible bond hedge	—	(70,800)
Proceeds from issuance of warrants	—	42,210
Payments of cash dividends	(8,075)	(7,174)
Payments for repurchases of common stock	(12,109)	—
Payments of debt issuance costs	(224)	(10,761)
Other, net	1,291	(1,223)
Net cash (used in) provided by financing activities	(19,117)	249,502

Net increase in cash and cash equivalents	40,440	85,508
Cash and cash equivalents at beginning of year	292,575	37,431
Cash and cash equivalents at end of year	$333,015	$122,939

Supplement cash flow disclosure:
Income taxes paid, net	$47,804	$7,652
Interest paid	$12,244	$9,938

Non-cash transactions:
Issuance of Winnebago common stock for acquisition of business	$—	$92,572
Capital expenditures in accounts payable	$195	$118

Winnebago Industries, Inc.
Supplemental Information by Reportable Segment (Unaudited) - Towable
(in thousands, except unit data)

	Three Months Ended
($ in thousands)	February 27, 2021	% of Revenues	February 29, 2020	% of Revenues	$ Change	% Change
Net revenues	$439,284		$283,463		$155,821	55.0%
Adjusted EBITDA	62,366	14.2%	34,746	12.3%	27,620	79.5%

	Three Months Ended
Unit deliveries	February 27, 2021	Product Mix(1)	February 29, 2020	Product Mix(1)	Unit Change	% Change
Travel trailer	8,876	65.7%	5,446	62.4%	3,430	63.0%
Fifth wheel	4,632	34.3%	3,287	37.6%	1,345	40.9%
Total towables	13,508	100.0%	8,733	100.0%	4,775	54.7%

	Six Months Ended
(in thousands)	February 27, 2021	% of Revenues	February 29, 2020	% of Revenues	$ Change	% Change
Net revenues	$894,185		$624,713		$269,472	43.1%
Adjusted EBITDA	125,509	14.0%	70,531	11.3%	54,978	77.9%

	Six Months Ended
Unit deliveries	February 27, 2021	Product Mix(1)	February 29, 2020	Product Mix(1)	Unit Change	% Change
Travel trailer	18,036	65.1%	11,782	60.9%	6,254	53.1%
Fifth wheel	9,686	34.9%	7,550	39.1%	2,136	28.3%
Total towables	27,722	100.0%	19,332	100.0%	8,390	43.4%

($ in thousands)	February 27, 2021		February 29, 2020		Change	% Change
Backlog(2)
Units	39,855		9,790		30,065	307.1%
Dollars	$1,206,695		$330,738		$875,957	264.8%
Dealer Inventory
Units	15,952		19,731		(3,779)	(19.2)%
(1)    Percentages may not add due to rounding differences.
(2)    We include in our backlog all accepted orders from dealers which generally have been requested to be shipped within the next six months. Orders in backlog can be cancelled or postponed at the option of the dealer at any time without penalty and, therefore, backlog may not necessarily be an accurate measure of future sales.

Winnebago Industries, Inc.
Supplemental Information by Reportable Segment (Unaudited) - Motorhome
(in thousands, except unit data)

	Three Months Ended
(in thousands)	February 27, 2021	% of Revenues	February 29, 2020	% of Revenues	$ Change	% Change
Net revenues	$382,575		$325,542		$57,033	17.5%
Adjusted EBITDA	50,969	13.3%	14,946	4.6%	36,023	241.0%

	Three Months Ended
Unit deliveries	February 27, 2021	Product Mix(1)	February 29, 2020	Product Mix(1)	Unit Change	% Change
Class A	704	24.4%	843	37.7%	(139)	(16.5)%
Class B	1,419	49.2%	784	35.0%	635	81.0%
Class C	762	26.4%	612	27.3%	150	24.5%
Total motorhomes	2,885	100.0%	2,239	100.0%	646	28.9%

	Six Months Ended
(in thousands, except ASP)	February 27, 2021	% of Revenues	February 29, 2020	% of Revenues	$ Change	% Change
Net revenues	$704,964		$551,433		$153,531	27.8%
Adjusted EBITDA	81,312	11.5%	24,277	4.4%	57,035	234.9%

	Six Months Ended
Unit deliveries	February 27, 2021	Product Mix(1)	February 29, 2020	Product Mix(1)	Unit Change	% Change
Class A	1,302	25.0%	1,242	30.1%	60	4.8%
Class B	2,517	48.3%	1,593	38.7%	924	58.0%
Class C	1,396	26.7%	1,286	31.2%	110	8.6%
Total motorhomes	5,215	100.0%	4,121	100.0%	1,094	26.5%

($ in thousands)	February 27, 2021		February 29, 2020		Change	% Change
Backlog(2)
Units	14,974		2,856		12,118	424.3%
Dollars	$1,816,503		$394,570		$1,421,933	360.4%
Dealer Inventory
Units	2,739		5,507		(2,768)	(50.3)%
(1)    Percentages may not add due to rounding differences.
(2)    We include in our backlog all accepted orders from dealers which generally have been requested to be shipped within the next six months. Orders in backlog can be cancelled or postponed at the option of the dealer at any time without penalty and, therefore, backlog may not necessarily be an accurate measure of future sales.

Winnebago Industries, Inc.
Non-GAAP Reconciliation (Unaudited)
(in thousands, except per share data)

Non-GAAP financial measures, which are not calculated or presented in accordance with accounting principles generally accepted in the United States (“GAAP”), have been provided as information supplemental and in addition to the financial measures presented in the accompanying news release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the news release. The non-GAAP financial measures presented may differ from similar measures used by other companies.

The following table reconciles Diluted income per share to Adjusted diluted income per share:

	Three Months Ended		Six Months Ended
	February 27, 2021	February 29, 2020	February 27, 2021	February 29, 2020
Diluted income per share(1)	$2.04	$0.51	$3.74	$0.95
Pretax acquisition-related costs(2)	—	—	—	0.30
Pretax acquisition-related fair-value inventory step-up	—	0.11	—	0.15
Pretax non-cash interest expense(3)	0.10	0.09	0.20	0.13
Gain on sale of property and equipment	—	—	(0.11)	—
Impact of convertible share dilution(4)	0.01	—	—	—
Tax impact of adjustments(5)	(0.02)	(0.04)	(0.02)	(0.12)
Adjusted diluted income per share	$2.12	$0.67	$3.82	$1.41
(1) Per share numbers may not foot due to rounding.
(2)    Represents transaction-closing costs.
(3)    Non-cash interest expense associated with the Convertible Notes issued related to our acquisition of Newmar.
(4) Represents the dilution of convertible notes (the average market price became higher than the strike price in the second quarter of FY21).
(5)    Income tax charge calculated using the statutory tax rate for the U.S. of 21.0% for both periods presented.

The following table reconciles net income to consolidated EBITDA and Adjusted EBITDA.

	Three Months Ended		Six Months Ended
(in thousands)	February 27, 2021	February 29, 2020	February 27, 2021	February 29, 2020
Net (loss) income	$69,068	$17,268	$126,491	$31,336
Interest expense	10,052	8,651	19,993	14,700
Provision for income taxes	21,166	3,995	38,723	7,888
Depreciation	4,399	4,134	8,559	7,720
Amortization of intangible assets	3,591	7,974	7,181	11,588
EBITDA	108,276	42,022	200,947	73,232
Acquisition-related fair-value inventory step-up	—	3,634	—	4,810
Acquisition-related costs	—	—	—	9,950
Restructuring expenses	—	43	93	(129)
Gain on sale of property and equipment	—	—	(3,565)	—
Non-operating income	(311)	(270)	(217)	(386)
Adjusted EBITDA	$107,965	$45,429	$197,258	$87,477

We have provided non-GAAP performance measures of Adjusted diluted income per share, EBITDA, and Adjusted EBITDA as comparable measures to illustrate the effect of non-recurring transactions occurring during the reported periods and improve comparability of our results from period to period. Adjusted diluted income per share is defined as income per share adjusted for items that impact the comparability of our results from period to period. EBITDA is defined as net income before interest expense, provision for income taxes, and depreciation and amortization expense. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation and amortization expense, and other adjustments made in order to present comparable results from period to period. We believe Adjusted diluted income per share and Adjusted EBITDA provide meaningful supplemental information about our operating performance because these measures exclude amounts that we do not consider part of our core operating results when assessing our performance. Examples of items excluded from Adjusted income per share include acquisition-related costs, acquisition-related fair-value inventory step-up, non-cash interest expense, and the tax impact of the adjustments. Examples of items excluded from Adjusted EBITDA include acquisition-related fair-value inventory step-up, acquisition-related costs, restructuring expenses, gain or loss on the sale of property and equipment, and non-operating income.

Management uses these non-GAAP financial measures (a) to evaluate our historical and prospective financial performance and trends as well as our performance relative to competitors and peers; (b) to measure operational profitability on a consistent basis; (c) in presentations to the members of our board of directors to enable our board of directors to have the same measurement basis of operating performance as is used by management in its assessments of performance and in forecasting and budgeting for our company; (d) to evaluate potential acquisitions; and (e) to ensure compliance with restricted activities under the terms of our ABL credit facility and outstanding notes. We believe these non-GAAP financial measures are frequently used by securities analysts, investors, and other interested parties to evaluate companies in our industry.